UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2013

OPTi, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-21422	77-0220697
(Commission File Number)	(IRS Employer Identification Number)

One First Street

Los Altos, California 94022

(Address of principal executive offices including zip code)

(650) 213-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 8.01.	Other Events.

The board of directors (“Board”) of OPTI Inc. (the “Company”) has decided to deregister the Company’s common stock from the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Board determined, after careful consideration, that deregistration is in the best interests of the Company and its shareholders.

The Company is eligible to deregister its stock because the Company has fewer than 300 shareholders of record. The Company intends to file a Form 15 on or about July 12, 2013 with the U.S. Securities and Exchange Commission to commence deregistration. Upon filing of the Form 15, the Company will no longer be obligated to file reports on Forms 10-K, 10-Q or 8-K, but intends to post quarterly financial reports on its website. The Company will save accounting, legal and administrative expenses by deregistering its shares.

Information set forth in this release may constitute and include forward looking information made within the meaning of Section 27A of the Security Act of 1933, as amended and Section 21E of the Exchange Act that involves risks and uncertainties. The final outcome of the Company’s deregistration process may differ from what is set forth in this release.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	OPTi Inc. Press Release dated June 21, 2013 announcing the Company’s intent to Deregister its Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2013

OPTi, Inc.

By:	/s/ MICHAEL MAZZONI
Michael Mazzoni
Chief Financial Officer

EXHIBIT INDEX

99.1	OPTi, Inc. Press Release dated June 21, 2013 announcing the Company’s intent to Deregister its Common Stock.